EXHIBIT 4.6

[FORM OF MEDIUM-TERM FIXED RATE SENIOR NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (“DTC”), to the Corporation or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED	$

NUMBER	CUSIP

BANK OF AMERICA CORPORATION

MEDIUM-TERM SENIOR NOTE, SERIES

(Fixed Rate)

ORIGINAL ISSUE DATE1:

INTEREST RATE:

STATED MATURITY DATE:

FINAL MATURITY DATE:

INITIAL REDEMPTION DATE:

INITIAL REDEMPTION PERCENTAGE:

ANNUAL REDEMPTION:

PERCENTAGE REDUCTION:

OPTIONAL REPAYMENT DATE(S):

ADDITIONAL TERMS:

☐	This Note is a Renewable Note.
See Attached Rider.
☐	This Note is an Extendible Note.
See Attached Rider.

“Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Indenture, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

[1]	The form provides that interest will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

BANK OF AMERICA CORPORATION, a Delaware corporation (herein called the “Corporation,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, the principal sum of              DOLLARS2 on the Stated Maturity Date3 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date). The Corporation will pay interest on such principal amount at the Interest Rate specified above, until payment of such principal sum has been made or duly provided for, semi-annually4 in arrears on                      and                      of each year (each an “Interest Payment Date”). Interest shall be payable commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next Interest Payment Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, and shall be payable on each Interest Payment Date, and at Maturity (the “Maturity Date”).

Interest on this Note will accrue from the Original Issue Date until the principal amount is paid or duly provided for. Interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Each interest payment will include interest accrued from, and including, the Original Issue Date or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, the next succeeding Interest Payment Date or the Maturity Date, as the case may be. If the Maturity Date or an Interest Payment Date falls on a day that is not a Business Day, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue for the period from and after such Maturity Date or Interest Payment Date, as the case may be.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Regular Record Date, which shall be the              or the             , whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular

[2]	This form provides for Notes denominated in, and principal and interest payable in, U.S. dollars. The form, as used, may be modified to provide, alternatively, for Notes denominated in, and principal and interest and other amount, if any, payable in a foreign currency or currency unit, with the specific terms and provisions, including any limitations on the issuances of Notes in such currency, additional provisions regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.

[3]	This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the Corporation, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.

[4]	This form provides for semi-annual interest payments. If the pricing supplement provides otherwise, this form, as used, may be modified to provide, alternatively, for annual, quarterly, or other periodic interest payments.

Record Date; and provided, further, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business at Maturity. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in the Indenture.5 “Business Day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment with respect to this Note and that is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed. “Business Day” also means, with respect to Notes denominated in euro, a day on which the TransEuropean Real-Time Gross-Settlement Express Transfer, or “TARGET,” System is in place. “Business Day” also means, with respect to Notes denominated in a specified currency other than U.S. dollars or euro, a day on which banking institutions generally are authorized or obligated by law or regulation, or obligated by executive order to close in the Principal Financial Center of the country of the specified currency.

“Principal Financial Center” means:

(1) the capital city of the country issuing the specified currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively, or

(2) the capital city of the country to which the LIBOR currency relates, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the office or agency of the Corporation designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Corporation relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date will be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent at The Bank of New York, 101 Barclay Street, New York, New York 10286 (the “Corporate Trust Office”).

[5]	This form does not contemplate the offer of Notes to United States Aliens (for United States federal income tax purposes). If Notes are offered to United States Aliens, the forms of Notes, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.

For both this Note and Notes issued in certificated form, the payment of principal of, premium (if any), accrued interest, and any other amounts due on or after the Maturity Date will be made only upon the presentation and surrender of such Note at the office of the Trustee or successor thereof, and with respect to this Note, in accordance with the procedures of DTC.

References herein to “U.S. dollars,” “U.S.$,” or “$” are to the coin or currency of the United States at the time of payment is legal tender for the payment of public and private debts.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

BANK OF AMERICA CORPORATION

By:

Title:	Senior Vice President

[SEAL]

ATTEST:

By:

Assistant Secretary

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

[Reverse of Note]

BANK OF AMERICA CORPORATION

MEDIUM-TERM SENIOR NOTE, SERIES

(Fixed Rate)

SECTION 1. General. This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount (herein called the “Notes”) issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the “Indenture”), between the Corporation (successor in interest to NationsBank Corporation) and The Bank of New York, as Trustee (successor in interest to U.S. Bank Trust National Association, successor trustee to BankAmerica National Trust Company, herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of September 18, 1998 and a Second Supplemental Indenture dated as of May 7, 2001 to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation’s Senior Medium-Term Notes, Series              (herein called the “Notes”), initially limited in aggregate principal amount to $            . The Trustee initially shall act as Security Registrar, Transfer Agent, and Issuing and Paying Agent in connection with the Notes. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

SECTION 2. No Sinking Fund. This Note is not subject to any sinking fund.

SECTION 3. Optional Repayment. If so specified above, this Note will be repayable prior to the Stated Maturity Date at the option of the registered holder on the Optional Repayment Date(s), if any, specified above. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH ABOVE, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. On any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the holder hereof, this Note must be received, with the form below entitled “Option to Elect Repayment” duly completed, by the Trustee at The Bank of New York, 101 Barclay Street, New York, New York 10186, or such other address of which the Corporation from time to time shall notify the holders of the Notes, not more than 60 nor less than 30 calendar days prior to an Optional Repayment Date. Exercise of such repayment option by the holder hereof shall be irrevocable.

SECTION 4. Optional Redemption. If so specified above, this Note may be redeemed at the option of the Corporation on any date on and after the Initial Redemption Date, if any, specified above (the “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH ABOVE, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE CORPORATION PRIOR TO THE STATED MATURITY DATE. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Corporation at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender of this Note. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. If this Note is redeemable at the option of the Corporation, the “Redemption Price” initially shall be the Initial Redemption Percentage specified above of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified above of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

SECTION 5. Defeasance. The provisions of Article Fourteen of the Indenture do [not] apply to Securities of this Series.

SECTION 6. Events of Default. If an Event of Default (defined in the Indenture as (a) the Corporation’s failure to pay the principal of (or premium, if any, on) the Notes; (b) the Corporation’s failure to pay interest on the Notes within 30 calendar days after the same becomes due; (c) the Corporation’s breach of its other covenants contained in this Note or in the Indenture, which breach is not cured within 90 calendar days after written notice by the Trustee or the holders of at least 25% in outstanding principal amount of all Securities issued under the Indenture and affected thereby; and (d) certain events involving the bankruptcy, insolvency or liquidation of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 7. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment of the Indenture and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of, premium on (if any), interest, or other amounts payable on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

SECTION 8. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium (if any), interest, and other amounts payable on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 9. Authorized Denominations. The Notes are issuable only as registered Notes without coupons, and unless otherwise set forth above, only in denominations of $             and any integral multiple thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

SECTION 10. Registration of Transfer. As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the register maintained by the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar requiring such written instrument of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note is being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company (“DTC”) will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal (premium, if any) and interest, notices and voting. Transfer of principal (premium, if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any), interest, and other amounts payable to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

This Note may be exchanged in whole, but not in part, for security-printed certificated Notes, only if (i) DTC notifies the Corporation or the Trustee that it is unwilling or unable to continue to act as depository for this Note in global form or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and in either such case, a successor depository is not appointed by the Corporation within 60 calendar days, or (ii) the Corporation executes and delivers to the Trustee a written notification that this Note in global form shall be so exchangeable, or (iii) an Event of Default occurs and is continuing with respect to this Note in global form. In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in certificated form will be issued in authorized denominations only and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee, the Issuing and Paying Agent and any agent of the Corporation, the Trustee or any Issuing and Paying Agent may treat the person in whose name this Note is registered as the owner hereof for all purposes.

SECTION 11. Defined Terms. All terms used in this Note which are not defined herein but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 12. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common
TEN ENT—	as tenants by the entireties
JT TEN—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — as Custodian for
(Cust) (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE]

Please Insert Social Security or Other Identifying Number of Assignee:                                      the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                      Attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

[OPTION TO ELECT REPAYMENT]

The undersigned hereby irrevocably request(s) and instruct(s) the Corporation to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

________________________________________________________________________________________________________

________________________________________________________________________________________________________.

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at 101 Barclay Street, New York, New York 10186, or at such other place or places of which the Corporation from time to time shall notify the registered holder of this Note, not more than 60 nor less than 30 calendar days prior to an Optional Repayment Date, if any, shown on the face hereof, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, (a) specify the portion hereof which the registered holder elects to have repaid and (b) specify the portion hereof which is not being repaid (in the absence of any such specification to the contrary, one such Note will be issued for the portion not being repaid).

Date:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Principal amount to be repaid, if amount to be repaid is less than the principal amount of this Note: $	☐ Option To Use DTC Tender Procedures DTC Participant Number: DTC Participant Name: DTC Participant Telephone Number:
Amount to be Reissued : $

Fill in registration of Notes if to be issued otherwise than to the registered holder:	SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER
Name

Address:
___________________________________
(Please print name and address including zip code)

[EXTENDIBLE NOTE RIDER]

The Corporation and the purchaser of this Note have agreed that this Note is an Extendible Note, whereby the Corporation has the option to extend the maturity of this Note for one or more whole year periods, as set forth below (each, an “Extension Period”), up to but not beyond the Final Maturity Date set forth below, under the terms of this Note as supplemented by this Extendible Note Rider.

Stated Maturity Date:

Final Maturity Date:

Extension Notice Due Date	Extended Maturity Date

The Corporation may exercise its option with respect hereto by delivery to the Trustee a notice of such exercise at least 45, but not more than 60, calendar days prior to the Stated Maturity Date originally in effect with respect hereto or, if the Stated Maturity Date has already been extended, prior to the maturity date then in effect (each, an “Extended Maturity Date”). After such receipt and not later than 40 calendar days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, an “Existing Maturity Date”), the Issuing and Paying Agent (or any duly appointed paying agent) will mail by first class mail, postage prepaid, to the registered holder hereof a notice (the “Extension Notice”) relating to such extension period (the “Extension Period”) setting forth (i) the election of the Corporation to extend the Maturity hereof, (ii) the new Extended Maturity Date, (iii) the interest rate applicable to the Extension Period (which interest rate may be higher during the Extension Period), and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee (or any duly appointed paying agent) of an Extension Notice to the registered holder hereof, the maturity shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 calendar days prior to the Existing Maturity Date hereof (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Corporation, at its option, may revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate, by first class mail, postage prepaid, to the registered holder hereof. Such notice shall be irrevocable. Thereafter, this Note will bear such higher interest rate for the Extension Period.

If the Corporation elects to extend the maturity hereof, the registered holder hereof will have the option to elect repayment hereof in whole or in part by the Corporation on the Existing Maturity Date then in effect at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on the Existing Maturity Date, the Corporation must receive, at least 15 days but not more than 30 calendar days prior to the Existing Maturity Date then in effect with respect hereto: (i) this Note with the form “Option to Elect Repayment” below duly completed, or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States, setting forth the name of the registered holder hereof, the principal amount hereof to be repaid, the certificate number, or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the duly completed form entitled “Option to Elect Repayment” attached hereto, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission, or letter; provided, however, that such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and duly completed form are received by the Trustee by such fifth Business Day. Such option may be exercised by the registered holder hereof for less than the aggregate principal amount hereof then outstanding.

[RENEWABLE NOTE RIDER]

The Corporation and the purchaser of this Note have agreed that this Note is a Renewable Note which initially matures on the Stated Maturity Date shown on the face hereof. At each Renewal Date, as specified below, the Maturity of this Note automatically will be extended to the corresponding New Maturity Date, as specified below, until the Final Maturity Date specified below, unless the registered holder of this Note elects to terminate the automatic extension of the Maturity of this Note or any portion hereof and delivers a completed “Extension Termination Notice” to the Trustee (or any duly appointed paying agent) not less than 15 nor more than 30 calendar days prior to the applicable Renewal Date. The “Extension Termination Notice” may specify that the automatic extension of Maturity of this Note is terminated with respect to all or a portion of the outstanding principal amount of the Note. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal balance of such Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such Maturity be extended beyond the Final Maturity Date set forth below. An election to terminate the automatic extension of the Maturity hereof shall be irrevocable and binding on each holder hereof. Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.

STATED MATURITY DATE:

FINAL MATURITY DATE:

Renewal Date(s)	New Maturity Date(s)

16